EXHIBIT 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES www.duanemorris.com	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY SYDNEY MYANMAR ALLIANCES IN MEXICO

September 9, 2025

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Ladies and Gentlemen:

We have acted as special counsel to United States Antimony Corporation, a Texas corporation (the “Company”), in connection with the preparation and filing on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”) relating to the proposed issuance by the Company of up to 15,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company pursuant to the United States Antimony Corporation Amended and Restated 2023 Equity Incentive Plan (the “Plan”).  This opinion is being rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Plan, (iii) the Company’s Certificate of Formation and Bylaws, (iv) certain resolutions of the Company’s Board of Directors adopting the Plan, approving the Registration Statement and reserving for issuance the Shares issuable pursuant to the Plan, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are true, accurate and complete in all material respects, (vi) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), shall become effective under the Securities Act and comply with all applicable laws, (vii) that all action required to be taken under the Plan by the Board of Directors of the Company or any committee thereof shall have been taken by the Board of Directors of the  Company or such committee, respectively, (viii) that the Shares shall have been duly issued and delivered in accordance with the terms of the Plan and the terms of any other agreement relating to any grants thereunder  or  the Shares and (ix) that all applicable provisions of the “Blue Sky” and securities laws of the various states and other jurisdictions in which the Shares may be offered and sold shall have been complied with. We have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

September 9, 2025

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.  We have also relied without independent investigation upon an assurance from the Company that the number of shares of Common Stock that the Company is authorized to issue pursuant to the Company’s Certificate of Formation exceeds the sum of (i) the number of shares of Common Stock issued and outstanding, (ii) the number of shares of Common Stock issued but not outstanding, (iii) the number of shares of Common Stock that the Company is obligated to issue (or has otherwise reserved for issuance) for any purposes other than issuances pursuant to the Plan and (iv) the number of shares of Common Stock issuable pursuant to the Plan, and we have assumed that such condition will remain true at all future times relevant to the opinions expressed herein.

Based on the foregoing, and subject tothe limitations, assumptions and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Texas law and as contemplated under the Plan, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Texas Business Organizations Code (collectively, the “Applicable Laws”).  No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the State of Texas other than the Applicable Laws or (ii) any jurisdiction other than the State of Texas, whether in any such case applicable directly or through the Applicable Laws.  We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

The Shares may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.  These opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

September 9, 2025

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act and cannot be relied upon for any other purpose.  We hereby consent to the use of this letter as an exhibit to the Registration Statement.  In giving this consent, we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901